Exhibit 22.2

. MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9 0143UD 8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com Fold Fold Form of Proxy - Annual Meeting (the “Meeting”) to be held on Thursday, May 7, 2015 VOTE USING THE TELEPHONE, INTERNET OR MAIL: Instead of mailing this Proxy, you may choose ONE of the two other voting methods outlined in this Proxy (phone or internet), subject to the following: Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual. Voting by mail or internet are the only methods by which a holder may appoint a person as proxyholder other than the Management appointees named on the reverse of this Proxy. If you vote by telephone or the internet, DO NOT mail back this Proxy. Proxies submitted must be received by 5:00 p.m. (Toronto Time) on Tuesday, May 5, 2015. To vote by telephone or the internet, you will need to provide your CONTROL NUMBER listed below CONTROL NUMBER 123456 Security Class COMMON C1234567890 X X X Holder Account Number • Complete, sign and date the reverse hereof. • Return this Proxy in the envelope provided. To Vote by Mail To Vote Using the Internet . • Call the number listed BELOW from a touch tone telephone. To Vote Using the Telephone . • You can enroll to receive future securityholder communications electronically by visiting www. computershare.com/eDelivery and clicking on “eDelivery Signup”. To Receive Documents Electronically . • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. 1-866-732-VOTE (8683) Toll Free This Form of Proxy is solicited by and on behalf of Management of Magna International Inc. (the “Corporation”) 1. Every shareholder has the right to appoint some other person of their choice, who need not be a shareholder, to attend and act on their behalf at the Meeting. If you wish to appoint a person other than the Magna offi cers whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this Proxy with signing capacity stated. 3. This Proxy should be signed in the exact manner as the shareholder’s name appears on the Proxy. 4. If this Proxy is not dated, it will be deemed to bear the date on which it was mailed by Management to the shareholder. 5. The securities represented by this Proxy will be voted as directed by the shareholder, however, if such a direction is not made in respect of any matter, this Proxy will be voted FOR the election of the Management nominees listed in Item 1, FOR the re-appointment of Deloitte LLP as the Corporation’s independent auditor and authorization of the Audit Committee to fi x the independent auditor’s remuneration in Item 2 and FOR the advisory resolution to accept the approach to executive compensation disclosed in the accompanying Management Information Circular / Proxy Statement in Item 3. 6. The securities represented by this Proxy will be voted in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specifi ed a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This Proxy confers discretionary authority in respect of amendments or variations to the matters identifi ed in the Notice of Meeting and in respect of all other business or matters that may properly come before the Meeting or any adjourned or postponed meeting. 8. Please refer to the accompanying Management Information Circular / Proxy Statement for further information regarding completion of this Proxy and other information pertaining to the Meeting. Notes to Proxy:

. MGCQ 0143VB 999999999999 Appointment of Proxyholder Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any Proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted FOR the election of the Management nominees listed in Item 1, FOR the appointment of the independent auditor, and authorization of the Audit Committee to fi x the independent auditor’s remuneration in Item 2 and FOR the advisory resolution to accept the approach to executive compensation disclosed in the accompanying Management Information Circular/Proxy Statement in Item 3. MR SAM SAMPLE 123 C1234567890 XXX 9 X X 0 5 2 2 3 3 Signature(s) Date Fold Fold This Proxy is solicited by and on behalf of Management of the Corporation. The undersigned shareholder of the Corporation hereby appoints Donald J. Walker, or failing him, Vincent J. Galifi , or failing him, Jeffrey O. Palmer, or instead of any of them the undersigned wishes to appoint (insert name in box to the right), as the proxyholder of the undersigned, with full power of substitution to attend at, and to act and vote on behalf of the undersigned in respect of all matters that may come before the Annual Meeting of the Shareholders of the Corporation to be held at The Westin Prince Hotel, 900 York Mills Road, Toronto, Ontario, Canada on Thursday, May 7, 2015 at 10:00 a.m. (Toronto time), and any and all adjourned or postponed meetings, but with specifi c instructions as follows: If you are not mailing back your Proxy, you may register online to receive the above fi nancial report(s) by mail at www.computershare.com/mailinglist. Interim Financial Statements Mark this box if you would like to receive interim fi nancial statements and accompanying Management’s Discussion and Analysis by mail. Annual Report Mark this box if you would like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail. AR1 1. Election of Directors For 01. Scott B. Bonham 04. V. Peter Harder Withhold 07. Cynthia A. Niekamp Withhold For 02. Peter G. Bowie 05. Lady Barbara Judge 08. Dr. Indira V. Samarasekera Withhold For 03. Hon. J. Trevor Eyton 06. Dr. Kurt J. Lauk 09. Donald J. Walker 2. Appointment of Auditors Re-appointment of Deloitte LLP as the independent auditor of the Corporation and authorization of the Audit Committee to fi x the independent auditor’s remuneration. For Withhold 3. Advisory Resolution on Executive Compensation Resolved, on an advisory basis and not to diminish the roles and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the accompanying Management Information Circular/Proxy Statement. For Against 10. Lawrence D. Worrall 11. William L. Young